EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Quepasa Corporation and Subsidiaries

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 17, 2007 relating to the consolidated financial statements of Quepasa Corporation and subsidiaries as of December 31, 2006 and for the year then ended, which appears in Quepasa Corporation’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2006.

/s/ Perelson Weiner LLP
New York, New York
October 1, 2007